Exhibit 99.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-85224, No. 333-22283, No. 333-43323, No.
333-64539,  No. 333-73255,  No. 333-49276,  No.  333-92258,  No. 333-98743,  No.
333-103966,  No. 333-119172 and No.  333-120017) of CIT Group Inc. of our report dated March 4, 2005, except as to the effects of changes in reportable segments as described in Note 21 which is as of July 20, 2005, and except for the matter described in penultimate paragraph of Management's Report on Internal Control Over Financial Reporting, as to which the date is December 12, 2005, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
New York, New York
December 13, 2005